As filed with the Securities and Exchange Commission on October 23, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2902449
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

35 Crosby Drive, Bedford, Massachusetts 01730-1401

(Address of Principal Executive Offices) (Zip Code)

Hologic, Inc. Second Amended and Restated 1999 Equity Incentive Plan

Cytyc Corporation 1995 Stock Plan

Cytyc Corporation 1995 Non-Employee Director Stock Option Plan

Cytyc Corporation 1998 Stock Plan of Pro Duct Health, Inc.

Cytyc Corporation 2001 Non-Employee Director Stock Plan

Cytyc Corporation 2004 Omnibus Stock Plan

(Full Title of the Plan)

John W. Cumming

Chief Executive Officer

Hologic, Inc.

35 Crosby Drive, Bedford, Massachusetts 01730-1401

(Name and Address of Agent For Service)

Copies to:

Philip J. Flink, Esquire

Brown Rudnick Berlack Israels LLP

One Financial Center

Boston, Massachusetts 02111

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.01 per share (“Common Stock”)	5,000,000(3)	$66.82	$334,100,000	$10,256.87
Common Stock	2,560,384(4)	$66.82	$171,084,858.88	$5,252.31
Common Stock	43,059(5)	$66.82	$2,877,202.38	$88.33
Common Stock	4,080(6)	$66.82	$272,625.60	$8.37
Common Stock	208,375(7)	$66.82	$13,923,617.50	$427.46
Common Stock	5,422,412(8)	$66.82	$362,325,569.84	$11,123.39
Rights to Purchase Preferred Stock (9)	13,238,310	$66.82	—	—
Total Shares of Common Stock	13,238,310	$66.82	$884,583,874.20	$27,156.73

(1)	Plus (i) an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) any additional preferred share purchase right granted under any rights plan relating to the shares above.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 45(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the registrant’s common stock on October 19, 2007, as reported by the Nasdaq Global Select Market.
(3)	To be issued pursuant to the Registrant’s Second Amended and Restated 1999 Equity Incentive Plan as amended (see Introductory Note below).
(4)	Represents the number of shares of Common Stock subject to options outstanding under the Cytyc Corporation 1995 Stock Plan, as assumed by the Registrant.
(5)	Represents the number of shares of Common Stock subject to options outstanding under the Cytyc Corporation 1995 Non-Employee Director Stock Option Plan, as assumed by the Registrant.
(6)	Represents the number of shares of Common Stock subject to options outstanding under the Cytyc Corporation 1998 Stock Plan of Pro Duct Health, Inc., as assumed by the Registrant.
(7)	Represents the number of shares of Common Stock subject to options outstanding under the Cytyc Corporation 2001 Non-Employee Director Stock Plan, as assumed by the Registrant.
(8)	Represents the number of shares of Common Stock subject to options outstanding under the Cytyc Corporation 2004 Omnibus Stock Plan, as assumed by the Registrant.
(9)	Pursuant to the Hologic Rights Agreement entered into on September 17, 2002, as amended on May 20, 2007, one right (each a “Right”) is deemed to be delivered with each share of common stock issued by the Registrant. The Rights currently are not separately transferable apart from the common stock, and they are not exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Hologic, Inc. (the “Registrant”) in connection with the Agreement and Plan of Merger among the Registrant, Cytyc Corporation (“Cytyc”), a Delaware corporation, and Nor’easter Corp, a Delaware corporation and a wholly owned subsidiary of the Registrant, dated as of May 20, 2007, pursuant to which Cytyc was merged with and into Nor’easter Corp., with Nor’easter being the surviving corporation and changing its name to Cytyc Corporation (the “Merger”). The Merger became effective on October 22, 2007 at which time the Registrant assumed the Cytyc Corporation 1995 Stock Plan, the Cytyc Corporation 1995 Non-Employee Director Stock Option Plan, the Cytyc Corporation 1998 Stock Plan of Pro Duct Health, Inc., the Cytyc Corporation 2001 Non-Employee Director Stock Plan and the Cytyc Corporation 2004 Omnibus Stock Plan (the “Assumed Plans”) and each outstanding award granted under the Assumed Plans. This Registration Statement also relates to the registration of additional shares of the Registrant’s Common Stock and Rights under the Registrant’s Second Amended and Restated 1999 Equity Incentive plan, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*	The documents containing the information specified in Part I will be sent or given to Participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note of Part I of the Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”), either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the SEC by Hologic, Inc. (the “Company” or the “Registrant”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference.

The following documents are incorporated by reference into this registration statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended December 30, 2006, March 31, 2007 and June 20, 2007;

(c)	Current Reports on Form 8-K filed with the SEC on May 21, 2007, June 4, 2007, June 25, 2007, September 20, 2007, October 9, 2007, October 10, 2007, October 11, 2007 and October 22, 2007 and on Form 8-K/A filed with the SEC on October 23, 2007;

(d)	The description of the Registrant’s common stock contained in the registration statement on Form 8-A, filed with the SEC on January 31, 1990; and

(e)	The description of the Registrant’s preferred share rights contained in the registration statement on Form 8-A, filed with the SEC on December 4, 2002, and as amended on Form 8-A/A, filed with the SEC on May 21, 2007.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with defense or settlement of an action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Article Tenth of the Registrant’s Certificate of Incorporation, as amended, provides that the Registrant’s directors shall not be personally liable to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

The registrant’s amended and restated bylaws, as amended, provide that the Registrant may indemnify any person who is or was a director, officer or employee of the Registrant to the fullest extent permitted by Delaware law. The indemnification provisions contained in the Registrant’s bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant has also entered into indemnification agreements with each of its directors. The indemnification agreements are intended to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. The Registrant may also enter into similar agreements with certain of its officers who are not also directors. The effect of these provisions is to permit indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended. The Registrant also maintain directors’ and officers’ liability insurance.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number
4.1	Certificate of Incorporation of the registrant filed as Exhibit 3.01 to the registrant’s Registration Statement on Form S-1 (Reg. No. 33-33128).**

4.2	Amendment to Certificate of Incorporation of the registrant filed on May 14, 1996 as Exhibit 3.03 to the registrant’s Quarterly Report on Form 10-Q (SEC File No. 000-18281) for the quarter ended March 30, 1996.**

4.3	Certificate of Amendment to Certificate of Incorporation of the registrant filed on December 6, 2005 as Exhibit 3.03 to the registrant’s Annual Report on Form 10-K (SEC File No. 000-18281) for the fiscal year ended September 24, 2005.**

4.4	Certificate of Amendment to Certificate of Incorporation of the registrant filed on October 22, 2007 as Exhibit 3.01 to the registrant’s Current Report on Form 8-K (SEC File No. 000-18281).**

4.5	Second Amended and Restated By-Laws of the registrant filed on October 23, 2007 as Exhibit 3.2 to the registrant’s Current Report on Form 8-K (SEC File No. 000-18281).**

4.6	Specimen Certificate of Common Stock filed as Exhibit 4.01 to the registrant’s Registration Statement on Form S-1 (Reg. No. 33-33128).**

4.7	Rights Agreement dated September 17, 2002 filed as Exhibit 4 to the registrant’s Registration Statement on Form 8-A filed with the Commission on December 4, 2002.**

4.8	Amendment to Rights Agreement dated May 20, 2007 filed as Exhibit 4.2 to the registrant’s Registration Statement on Form 8-A filed with the Commission on May 21, 2007.**

5.1	Legal Opinion of Brown Rudnick Berlack Israels LLP.*

10.1	Second Amended and Restated 1999 Equity Incentive Plan filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 25, 2006.**

10.2	First Amendment to the Second Amended and Restated 1999 Equity Incentive Plan.*

10.3	Second Amendment to the Second Amended and Restated 1999 Equity Incentive Plan filed on October 22, 2007 as Exhibit 10.17 to the registrant’s Current Report on Form 8-K (SEC File No. 000-18281).**

10.4	Cytyc Corporation 1995 Stock Plan.*

10.5	Cytyc Corporation 1995 Non-Employee Director Stock Option Plan.*

10.6	Cytyc Corporation 1998 Stock Plan of Pro Duct Health, Inc.*

10.7	Cytyc Corporation 2001 Non-Employee Director Stock Plan.*

10.8	Cytyc Corporation 2004 Omnibus Stock Plan.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Brown Rudnick Berlack Israels LLP is included in their legal opinion filed as Exhibit 5 hereof.*

24	Power of Attorney (included on the signature page of this registration statement).*

*	Filed herewith
**	Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

ITEM 9.	REQUIRED UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the 1933 Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the 1933 Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the 1933 Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on the 23rd day of October, 2007.

HOLOGIC, INC.

By:	/s/ John W. Cumming
John W. Cumming
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Glenn P. Muir and John W. Cumming and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John W. Cumming	Director and Chief Executive Officer (Principal Executive Officer)	October 23, 2007
John W. Cumming

/s/ Patrick J. Sullivan	Chairman of the Board	October 23, 2007
Patrick J. Sullivan

/s/ Glenn P. Muir	Director, Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	October 23, 2007
Glenn P. Muir

/s/ Robert H. Lavallee	Senior Vice President, Chief Accounting Office (Principal Accounting Officer)	October 23, 2007
Robert H. Lavallee

/s/ Sally W. Crawford	Director	October 23, 2007
Sally W. Crawford

/s/ David R. LaVance, Jr.	Director	October 23, 2007
David R. LaVance, Jr.

/s/ Nancy L. Leaming	Director	October 23, 2007
Nancy L. Leaming

/s/ Daniel J. Levangie	Director	October 23, 2007
Daniel J. Levangie

/s/ Lawrence M. Levy	Director	October 23, 2007
Lawrence M. Levy

/s/ William McDaniel	Director	October 23, 2007
William McDaniel

	Director	October 23, 2007
Elaine S. Ullian

/s/ Wayne Wilson	Director	October 23, 2007
Wayne Wilson

INDEX TO EXHIBITS

Exhibit Number
4.1	Certificate of Incorporation of the registrant filed as Exhibit 3.01 to the registrant’s Registration Statement on Form S-1 (Reg. No. 33-33128).**

4.2	Amendment to Certificate of Incorporation of the registrant filed on May 14, 1996 as Exhibit 3.03 to the registrant’s Quarterly Report on Form 10-Q (SEC File No. 000-18281) for the quarter ended March 30, 1996.**

4.3	Certificate of Amendment to Certificate of Incorporation of the registrant filed on December 6, 2005 as Exhibit 3.03 to the registrant’s Annual Report on Form 10-K (SEC File No. 000-18281) for the fiscal year ended September 24, 2005.**

4.4	Certificate of Amendment to Certificate of Incorporation of the registrant filed on October 22, 2007 as Exhibit 3.01 to the registrant’s Current Report on Form 8-K (SEC File No. 000-18281).**

4.5	Second Amended and Restated By-Laws of the registrant filed on October 23, 2007 as Exhibit 3.2 to the registrant’s Current Report on Form 8-K (SEC File No. 000-18281).**

4.6	Specimen Certificate of Common Stock filed as Exhibit 4.01 to the registrant’s Registration Statement on Form S-1 (Reg. No. 33-33128).**

4.7	Rights Agreement dated September 17, 2002 filed as Exhibit 4 to the registrant’s Registration Statement on Form 8-A filed with the Commission on December 4, 2002.**

4.8	Amendment to Rights Agreement dated May 20, 2007 filed as Exhibit 4.2 to the registrant’s Registration Statement on Form 8-A filed with the Commission on May 21, 2007.**

5.1	Legal Opinion of Brown Rudnick Berlack Israels LLP.*

10.1	Second Amended and Restated 1999 Equity Incentive Plan filed as Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 25, 2006.**

10.2	First Amendment to the Second Amended and Restated 1999 Equity Incentive Plan.*

10.3	Second Amendment to the Second Amended and Restated 1999 Equity Incentive Plan filed on October 22, 2007 as Exhibit 10.17 to the registrant’s Current Report on Form 8-K (SEC File No. 000-18281).**

10.4	Cytyc Corporation 1995 Stock Plan.*

10.5	Cytyc Corporation 1995 Non-Employee Director Stock Option Plan.*

10.6	Cytyc Corporation 1998 Stock Plan of Pro Duct Health, Inc..*

10.7	Cytyc Corporation 2001 Non-Employee Director Stock Plan.*

10.8	Cytyc Corporation 2004 Omnibus Stock Plan.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Brown Rudnick Berlack Israels LLP is included in their legal opinion filed as Exhibit 5 hereof.*

24	Power of Attorney (included on the signature page of this registration statement).*

*	Filed herewith.
**	Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.